Exhibit 99.1

Computer Access Technology Reports Earnings Per Share of $(0.00) on Revenue of
                           $4.0 Million for Q3 2003


    SANTA CLARA, Calif., Oct. 23 /PRNewswire-FirstCall/ -- Computer Access

Technology Corporation [CATC] (Nasdaq: CATZ), a communication protocols expert company, today reported financial results for the third quarter ended

September 30, 2003.  Revenue for the third quarter of 2003 was $4.0 million,

compared to $4.0 million for the third quarter of 2002 and $3.9 million for the second quarter of 2003.  The Company reported an operating loss of

$128,000 for the third quarter of 2003 compared with an operating loss of

$3.6 million in the third quarter of 2002.  Combined with net other income of

$127,000, the resulting net loss for the third quarter of 2003 was $1,000, or

$0.00 per share, compared to a net loss of $2.8 million, or $(0.14) per share in the third quarter of 2002.  The Company's net loss includes the amortization of stock based compensation.  The Company generated $2.5 million in cash flow from operations during the third quarter of 2003.


    For the third quarter of 2003, the Company's gross profit margin was

79.4%, compared to 71.6% in the third quarter of 2002.  For the third quarter of 2003, cost of revenue totaled $823,000.  The Company's operating expenses totaled $3.3 million.


    Dan Wilnai, President and Chief Executive Officer, said:  "We are pleased with the results for the quarter, especially in light of the typical seasonality challenges our business traditionally faces in the third quarter.

With three consecutive quarters of positive results behind us, we will continue with our diligent efforts to grow the business and deliver consistent results."

    During the quarter CATC made the following announcements:


    In July, CATC introduced its first Serial Attached SCSI (SAS) analyzer,

the SASTracer(TM), becoming the only company to announce availability of a SAS analyzer supporting "wide" links and upgradeable to support Serial ATA II

(SATA) 1.5 Gbps and 3 Gbps protocol analysis.  The product is designed specifically to meet the challenges of integrating serial SCSI and Serial ATA technologies in next-generation storage systems.


    In August, CATC announced major enhancements to its FCTracer(TM) Fibre

Channel analyzer.  Version 1.1 expands the capabilities of the FCTracer by providing long-term recording, remote access, automated test capabilities,

cascading of multiple FCTracer analyzers, and Tape and Switch Services decodes.  With CATC's most recent release, our Fibre Channel solutions offer customers the scalability necessary for enterprise-level debugging as well as market-leading portability for field service applications.


    On July 15, 2003, CATC announced an OEM agreement with VMETRO to market and sell the CATC PETracer(TM) family of PCI Express protocol analyzers under the VMETRO brand name.  VMETRO is a leading supplier of Bus analyzers for VME,

PCI, PCI-X, PMC and CompactPCI.  The agreement allows CATC to leverage

VMETRO's strong market presence to accelerate adoption of CATC's PCI Express products.


    On August 4, 2003, CATC announced that it had strengthened its distribution network in North America, by signing agreements with Syntek,

Ward/Davis Associates, and HyWire Associates.  Syntek has established itself as a leading provider of electronic test, measurement, and manufacturing systems in the Pacific Northwest and will sell CATC's entire analyzer product line in Washington and Oregon.  Ward/Davis, with its reputation for technical leadership, knowledgeable staff, and superior customer service, will sell

CATC's desktop protocol analyzer solutions throughout Northern California and

Nevada.  And, HyWire Associates, specializing in delivering Storage Area

Network (SAN) development tools, will sell CATC's storage products in Northern

California and Nevada.


    On September 3, 2003, CATC announced that it was expanding its standard protocol analyzer and exerciser hardware warranty to three years -- well beyond the industry standard one year warranty -- further demonstrating CATC's commitment to deliver the most reliable products in the industry.


    Conference Call, Webcast

    CATC has scheduled a conference call for analysts and investors to discuss our quarterly results at 2:00 p.m. PDT on Thursday, October 23, 2003.  Open to

the public, a live Webcast of the conference call will be accessible from the

"Investor Relations" section of CATC's website

( http://www.catc.com/investor/ ).  Following the live Webcast, an archived version of the Webcast will be available on the CATC website through November

30, 2003.


    About CATC

    CATC, a communication protocol expert company, provides advanced verification systems and connectivity products for existing and emerging digital communications standards such as Bluetooth, Ethernet, Fibre Channel,

IEEE 1394, InfiniBand, PCI Express, SCSI, Serial ATA, Serial Attached SCSI

(SAS), and USB. CATC products are used by semiconductor, device, system and software companies at each phase of their products' lifecycles from development through production and market deployment. CATC's expert protocol analysis systems allow customers to monitor communications traffic, diagnose design and operational problems and confirm interoperability and standards compliance. Technicians also use CATC's test and analysis products on production lines and for maintenance of deployed systems and networks. CATC was founded in 1992 and is headquartered in Santa Clara, California. For more information regarding CATC and its products, please visit http://www.catc.com/


    Regarding Forward-Looking Statements

    This press release may contain forward-looking statements based on CATC's current expectations, such as availability of product, market acceptance and competition, management capability and experience, levels of growth,

profitability and shareholder value. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements,

such as CATC's production of new products, market acceptance of its products,

competitive pressures, management performance, success of growth,

profitability and increased shareholder value. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in CATC's Annual Report on Form 10K, filed March 21, 2003, its most recent Form 10-Q filed on August 8, 2003 and subsequent filings CATC may make with the SEC, as amended, which can be viewed at the Securities and

Exchange Commission's website at http://www.sec.gov/.



                    COMPUTER ACCESS TECHNOLOGY CORPORATION

                    CONDENSED CONSOLIDATED BALANCE SHEETS

                          (unaudited, in thousands)



                                                  September 30,  December 31,

                       ASSETS                         2003            2002

    Current assets:

       Cash and cash equivalents                     $33,399        $30,846

       Short-term investments                         10,983         12,905

       Trade accounts receivable, net                  2,600          1,724

       Inventories                                       924          1,032

       Other current assets                              648          2,632

          Total current assets                        48,554         49,139

    Property and equipment, net                          797            999

    Purchased intangibles                                202            305

    Other assets                                         109             87

                                                     $49,662        $50,530



        LIABILITIES AND STOCKHOLDERS' EQUITY



    Current liabilities:

       Accounts payable                                 $546         $1,326

       Accrued expenses                                2,486          1,247

       Accrued restructuring                              34            270

       Deferred revenue                                  473            485

          Total current liabilities                    3,539          3,328



    Stockholders' equity:

       Common stock                                       19             19

       Additional paid-in capital                     52,495         53,210

       Deferred stock-based compensation                (73)          (324)

       Accumulated deficit                           (6,318)        (5,703)

          Total stockholders' equity                  46,123         47,202

                                                     $49,662        $50,530







                    COMPUTER ACCESS TECHNOLOGY CORPORATION

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

             (unaudited, in thousands, except per share amounts)



                                        Three Month            Nine Month

                                       Period Ended           Period Ended

                                       September 30,          September 30,

                                      2003       2002       2003       2002

    Revenue                          $3,995     $4,016    $11,113    $10,931

    Cost of revenue (inclusive

     of amortization of deferred

     stock-based compensation of

     $11 and $32 in the three month

     period ended September 30,

     2003 and 2002, respectively,

     and of $29 and $112 in the

     nine month period ended

     September 30, 2003 and 2002,

     respectively)                      814        979      2,269      2,315

    Amortization of acquired

     developed technology                 9        160         27        177

    Gross profit                      3,172      2,877      8,817      8,439

    Operating expenses:

      Research and development

       (exclusive of amortization

       of deferred stock-based

       compensation (recovery) of

       $38 and $(38) in the three

       month period ended

       September 30, 2003 and 2002,

       respectively, and of $123 and

       $32 in the nine month period

       ended September 30, 2003

       and 2002, respectively)        1,351      2,043      3,908      5,938

      Sales and marketing (exclusive

       of amortization of deferred

       stock-based compensation

       (recovery) of $29 and $24 in

       the three month period ended

       September 30, 2003 and 2002,

       respectively, and of $69

       and $(131) in the nine month

       period ended September 30,

       2003 and 2002, respectively)   1,288      1,098      3,625      3,578

      General and administrative

       (exclusive of amortization

       of deferred stock-based

       compensation of $5 and

       $293 in the three month

       period ended September 30,

       2003 and 2002, respectively,

       and of $20 and $484 in the

       nine month period ended

       September 30, 2003 and

       2002, respectively)              563      1,426      1,824      3,599

      Goodwill impairment                --      1,427         --      1,427

      Acquired in-process

       research and development          --         --         --        410

      Amortization of purchased

       intangibles                       26        228         78        240

      Restructuring expenses             --         --         --        443

      Amortization of deferred

       stock-based compensation          72        279        212        385

          Total operating expenses    3,300      6,501      9,647     16,020

    Loss from operations              (128)    (3,624)      (830)    (7,581)

    Other income, net                   127        157        486        527

    Loss before benefit

     from income taxes                  (1)    (3,467)      (344)    (7,054)

    Benefit from income taxes            --      (690)         --    (2,461)

    Net loss                           $(1)   $(2,777)     $(344)   $(4,593)

    Net loss per share:

       Basic and diluted              $0.00    $(0.14)    $(0.02)    $(0.24)

    Weighted average shares

     outstanding:

       Basic and diluted             19,411     19,401     19,365     19,131





SOURCE  Computer Access Technology Corporation

    -0-                             10/23/2003

    /CONTACT:  Carmine J. Napolitano of CATC, +1-408-486-7786, or

investor.relations@catc.com/

    /Web site:  http://www.catc.com /

    (CATZ)



CO:  Computer Access Technology Corporation; CATC

ST:  California

IN:  CPR ECP NET

SU:  ERN CCA